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                                                                     Exhibit - 6
                                   (VSNL LOGO)

                                                                   Satish Ranade
                                                 Company Secretary  & VP (Legal)
HQ/CS/CL.24B/10711
29 April 2004

Sir,

  Sub:    Press Release

     Please find sent herewith a Press Release captioned "VSNL commences installation of Tata Indicom India-Singapore Cable in Chennai" which is being issued today.



Thanking you,
                                                               Yours faithfully,
                                                For Videsh Sanchar Nigam Limited


                                                                   Satish Ranade
                                                                      CS & VP(L)
To:

1) Security Code 23624, The Stock Exchange, Mumbai. Fax No.(22) 22722061, 22721072/22722037
2)   The Secretary, Madras Stock Exchange Limited. Fax No.(44) 524 48 97.
3) Security Code 32149, The Secretary, Calcutta Stock Exchange Assn. Ltd, Fax No.(33)2202514/2283724.
4) Security Code 5251, The Asst. Manager (Listing), National Stock Exchange of India Limited. Fax Nos.: (22) 26598237/38.
5)   National Securities Depository Ltd. Fax Nos. : 2497 29 93.
6)   Mr. Vijay Bhojwani, The Bank of New York. Fax No.2204 49 42.
7)   Sharepro Services. Fax No. 2837 5646
8) Marc H. Iyeki,Director, New York Stock Exchange, Fax No: (212) 656-5071/72/ Madhu Kannan, Managing Director, New York Stock Exchange, Fax No: (212) 265-2016
9) Mr. Hitendra Patil, Vice President (Operations) Central Depository Services (India) Limited. Fax : 2267 3199.
10)  Mr. Pavithra Kumar, for SEC filing requirements, Fax 1195
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                                  (VSNL LOGO)

                                                                   PRESS RELEASE

  VSNL COMMENCES INSTALLATION OF TATA INDICOM INDIA-SINGAPORE CABLE IN CHENNAI

     - Tata Indicom, among the World's Fastest Built Submarine Cables, to be Ready for Use in Q4

CHENNAI, APRIL 29, 2004: VSNL, India's leading Telecom and Internet Service Provider announced the commencement of the terminal equipment Installation activity of Tata Indicom India-Singapore Cable System in Chennai. Mr. N. Srinath, Director - Operations, VSNL today participated in the project commencement ceremony (Bhoomi Pooja) at the cable's landing station in Chennai, India. THE CEREMONY MARKED THE COMMENCEMENT OF TERMINAL EQUIPMENT INSTALLATION ACTIVITY OF THE TATA INDICOM CABLE, WHICH IS LIKELY TO BE AMONG THE WORLD'S FASTEST BUILT INTERNATIONAL SUBMARINE CABLES TO BE 'LIGHTED UP' IN THE FOURTH QUARTER OF 2004. The Tata Indicom cable system connecting Chennai and Singapore aims to significantly enhance India's connectivity into the Asia-Pacific region and US, via the Pacific.

VSNL has signed a supply contract for the new undersea fiber optic system with Tyco Telecommunications, one of the world's leading providers of undersea fiber optic systems, marine services. The company has also entered into a strategic partnership with Asia Netcom, under which, VSNL's proposed Tata Indicom India-Singapore Cable will land at Asia Netcom's cable landing station in Singapore.

"THE TATA INDICOM UNDERSEA CABLE WILL ENSURE THAT OUR ENTERPRISE CUSTOMERS AND BROADBAND SUBSCRIBERS GET END TO END CONNECTIVITY ON OUR ROBUST ILD AND NLD NETWORK. THE CABLE WILL CATER TO THE INCREASING DEMAND FOR INTERNATIONAL BANDWIDTH TO AND FROM INDIA, AND FURTHER INCREASE THE DIVERSITY AND ROBUSTNESS OF OUR SERVICE OFFERINGS", said Mr. N. Srinath, Director (Operations), VSNL. "THE CABLE IS IN LINE WITH OUR VISION TO PROVIDE THE HIGHEST POSSIBLE LEVELS OF SERVICE, UPTIME AND RELIABILITY SO AS TO ENHANCE THE OVERALL EXPERIENCE OF OUR CORPORATE AND RETAIL CUSTOMERS", HE ADDED.

This new 3175 km state-of-the-art cable system will have an initial capacity of 320 Gbps with the ability to scale up to its design capacity of 5.12 Tbps. With an estimated operating lifespan of 25 years, this "Tata Indicom India Singapore Cable" system will connect Chennai to Singapore, from where onward extension to the US and other significant geographies is readily available at competitive prices.

KEY FACTS ABOUT TATA INDICOM INDIA-SINGAPORE CABLE:
Landing Stations        :        2
System Length           :        3175 km
Initial System Capacity :        320 Gbps
Design Capacity         :        5.12 Tbps


                                   ABOUT VSNL
Videsh Sanchar Nigam Limited, first telecom service provider in the world to get the prestigious TL 9000 certification, is India's leading provider of International Telecommunications and Internet Services. As the country's leader in International Long Distance services and with a strong pan-India National Long Distance presence, VSNL is the leader in the Corporate Data Market in the country today with a strong service offering covering IPLCs, ILLs, Frame relay, ATM and MPLS based IP-VPN services. With established relations with over 80 carriers across the globe, VSNL today has a strong infrastructure base that covers multiple gateways, earth stations and submarine cable systems.

Tata-managed VSNL is now rapidly growing its retail and corporate presence under the Tata Indicom brand through its products like high speed broadband, dial-up Internet, net telephony and calling cards, and has an internet subscriber base of over 8,00,000 subscribers. The Company also proposes to consolidate its presence in the Internet space by increasing its impetus on the Retail Broadband business. VSNL also offers a host of other valued added services that include Television / Video uplinking, Program transmission services, Frame relay services and Inmarsat services.

VSNL is in the process of expanding its global presence and is setting up operations in Sri Lanka, Singapore, Europe and the United States of America. Its international connectivity capabilities, both undersea as well as satellite, offer the greatest diversity in India, which is critical for all customer segments, encompassing wholesale, corporate and retail. The company is augmenting its international connectivity by setting up a 3175 km undersea
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cable between Chennai and Singapore with a designed capacity of 5.12 tera bits.
VSNL is listed across all the major stock exchanges in India and also has its ADRs listed on the New York Stock Exchange. (www.vsnl.com)


FORWARD-LOOKING AND CAUTIONARY STATEMENTS:
Certain words and statements in this release concerning VSNL and its prospects, and other statements relating to VSNL's expected financial position, business strategy, the future development of VSNL's operations and the general economy in India, are forward-looking statements. Such statements involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements of VSNL, or industry results, to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements are based on numerous assumptions regarding VSNL's present and future business strategies and the environment in which VSNL will operate in the future. The important factors that could cause actual results, performance or achievements to differ materially from such forward-looking statements include, among others, changes in government policies or regulations of India and, in particular, changes relating to the administration of VSNL's industry, and changes in general economic, business and credit conditions in India. Additional factors that could cause actual results, performance or achievements to differ materially from such forward-looking statements, many of which are not in VSNL's control, include, but are not limited to, those risk factors discussed in VSNL's various filings with the United States Securities and Exchange Commission. These filings are available at www.sec.gov. These forward-looking statements speak only as of the date of this release. VSNL expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in VSNL's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

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
Dr. G. C. Banik, Chief General Manager (PR),
Videsh Sanchar Nigam Limited,                       Mr. Rajeev Balakrishnan
Tel: 91-22-5639 5153                                Vaishnavi Corporate Communications
                                                    Tel: 91-44-_________
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